UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2016

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 9, 2016, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.	Elected five directors to serve until the 2017 annual meeting;

2.	Approved named executive officer compensation on an advisory basis; and

3.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2016.

Shareholders cast their votes on each of these three proposals as follows:

1.	Election of five directors to serve until the 2017 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Donald A. Foss	15,143,244	179,967	4,141,079
Glenda J. Flanagan	13,741,799	1,581,412	4,141,079
Brett A. Roberts	15,210,165	113,046	4,141,079
Thomas N. Tryforos	15,062,065	261,145	4,141,079
Scott J. Vassalluzzo	15,211,469	111,741	4,141,079

2.	Approval of the advisory vote on named executive officer compensation:

For	Against	Abstain	Broker Non Votes
15,299,767	13,960	9,483	4,141,079

3.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non Votes
19,200,168	15,982	248,140	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 9, 2016	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer